EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT executed on August 19, 2004 and effective as of January 1, 2004 between Databit Inc., a Delaware corporation (the "Company"), Shlomie Morgenstern (the "Executive") and Data Systems & Software Inc., a Delaware corporation ("DSSI").

WHEREAS, the Executive has been employed by the Company since 1996 and has served as its President since 1998;

WHEREAS, the Executive has been an executive officer of DSSI and has served as Vice President - Operations of DSSI since February 2000;

WHEREAS,  during the Executive's tenure, the Company has established itself as a
successful  and  profitable   value-added  reseller  of  hardware  and  software
products, which has and is operating at a profit;

WHEREAS, the Company and DSSI desire to assure the Executive's continued service to the Company by entering into an Employment Agreement with the Executive with appropriate provisions to assure such continued service and non-competition covenants;

WHEREAS, the Company desires to employ the Executive as its Chief Executive Officer on the terms hereinafter set forth;

WHEREAS, in order to secure the services of the Executive, the Company has requested DSSI to guarantee its obligations and provide certain financial incentives under an agreement with the Executive, and DSSI is willing to do so, as hereinafter set forth;

WHEREAS, the Executive desires to remain in the Company's employment on the terms hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants and obligations hereinafter set forth, the parties hereto hereby agree as follows:

SECTION 1. EMPLOYMENT. Effective as of January 1, 2004 ("the date hereof"), the Company hereby employs the Executive, and the Executive hereby accepts employment by the Company, upon the terms and subject to the conditions hereinafter set forth.

SECTION 2. TERM. The employment of the Executive hereunder shall commence as of the date hereof and terminate on the fourth anniversary of such date unless earlier terminated under Section 6 (Termination) or Section 7 (Termination by the Company for Cause) hereof (the "Initial Term"). Upon the conclusion of the Initial Term, unless either party shall have given the other written notice of its intent to terminate not less than ninety (90) days prior to the expiration of the Initial Term, this Agreement shall automatically renew for additional terms of one year each (each, a "Renewal Term"), unless terminated in the manner set forth above.

SECTION 3. DUTIES. The Executive shall be employed as the Chief Executive Officer and President of the Company, or in such other position as the Company and the Executive shall agree in writing. The Executive shall perform such executive duties and services of a responsible nature as are appropriate and commensurate with the Executive's position. In his capacity as President of the Company, the Executive shall be subject to the supervision of the Board of Directors of the Company and shall report directly to such Board of Directors. Notwithstanding the above, the Executive shall not be required to perform any duties and responsibilities which would, or would be likely to, result in a non-compliance with or violation of any applicable law, regulation, regulatory bulletin, and/or any other regulatory requirement.

SECTION 4. TIME TO BE DEVOTED TO EMPLOYMENT.

            (a) Except for four (4) weeks of vacation per year, which the Executive is entitled to ("Vacation"), absences due to temporary illness, such holidays as are observed by the Company and traditional and recognized Jewish holidays, during the Term, the Executive shall devote the business time, attention and energies necessary to perform his obligations and responsibilities as the Chief Executive Officer and President of the Company.

            (b) During the Term, the Executive shall not be engaged in any other business activity which conflicts with the duties of the Executive hereunder, whether or not such activity is pursued for gain, profit or other pecuniary advantage; provided, however, that the Executive shall be allowed, to the extent such activities do not substantially interfere with the performance by the Executive of his duties and responsibilities hereunder, (a) to manage his personal affairs, and (b) to serve on boards or committees of corporations or other companies, civic or charitable organizations and/or trade associations.

            (c) At all times during the Initial and each Renewal Term hereof, the Company's principal offices, at which Executive shall be based, shall continue to be located at 200 Route 17, Mahwah, New Jersey 07430, or elsewhere within a radius of not more than thirty-five (35) miles from Monsey, New York unless such other location shall be acceptable to Executive within his sole determination.

SECTION 5. COMPENSATION; BENEFITS; REIMBURSEMENT.

            (a) Base Salary.

                  (i) The Company shall pay to the Executive during the initial twelve (12) month period of this Agreement (the "Initial Year"), a salary (the "Base Salary") of not less than two hundred fifty thousand ($250,000) dollars, payable in accordance with the Company's standard payroll schedule. Such Base Salary shall be applied retroactive to the beginning of 2004.


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

                  (ii) Thereafter, during each subsequent twelve month period of the balance of the Initial Term and each Renewal Term (each, a "Contract Year"), Executive's salary shall be approved by the Company's Board of Directors; provided, however, that in each Contract Year, the amount of such salary shall not be less than that paid during the immediately preceding Contract Year.

            (b) Bonus.

                  (i) With respect to each calendar year, including the year ending December 31, 2004, the Company shall pay to the Executive a bonus (referred to generally as the "Bonus") consisting of an amount equivalent to twenty percent (20%) of the Company's Gross Profit in excess of $2.8 million for the year. For purposes of this Agreement "Gross Profit" shall mean the Company's total net sales in accordance with GAAP (including freight revenue) minus the direct cost of goods (including cost of freight), without any other cost allocation. The Bonus shall not exceed fifty percent (50%) of the Base Salary in the event the Company realizes a Net Income for the applicable year or thirty-six percent (36%) of the Base Salary in the event the Company does not realize a Net Income for the applicable year. For purposes of this Agreement "Net Income" shall mean income before taxes in accordance with GAAP (after including the Bonus in SG&A for the applicable year) but shall be before any deduction for allocations of DSSI corporate overhead (such as professional fees, directors' and officers' liability insurance, listing fees etc.) or management fees, if any.

                  (ii) Executive may make quarterly draws against the Bonus equal to 20% of the Company's Gross Profit in excess of $700,000 for the preceding quarter, provided, however, that no such quarterly draw shall exceed 30% of the Executive's Base Salary for such quarter. Any draws shall be reconciled against the Bonus as computed after the end of the Company's fiscal year.

            (c) Reimbursement. The Company shall promptly reimburse the Executive, in accordance with the Company's policies and practices, for all reasonable and necessary traveling expenses, disbursements and other reasonable and necessary incidental expenses incurred by him for or on behalf of the Company in the performance of his duties hereunder upon presentation by the Executive to the Company of appropriate receipts and documentation. Executive shall be entitled to fly business class for any flights in excess of 4 hours traveling time.

            (d) Automobile Allowance. During the Initial Term and each Renewal Term, the Company shall lease an automobile for Executive or shall pay to Executive an allowance equivalent to Executive's lease or financing payment costs for the automobile of Executive's choice and the Company shall pay all of Executive's insurance, repairs and maintenance, and fuel costs.

            (e) Standard Benefits. During the Term and to the extent available to executives of the Company and DSSI (including its subsidiaries), the Executive shall be entitled generally to participate in all benefit plans, welfare and retirement plans, 401(k) plans, life insurance, medical,


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

hospitalization and prescription coverage (individual and family)(collectively "Medical Insurance"), sick leave, vacation and holiday policies, long-term disability coverage and such other standard benefits maintained or sponsored by the Company or its subsidiaries. Notwithstanding the foregoing, (i) the Company shall pay the premiums on a term life insurance policy selected and owned by the Executive which total amount of the face value of such policy for any given year shall be five (5) times the aggregate Base Salary for the preceding year, (ii) the Company shall pay Executive's premiums for supplemental disability coverage which shall provide for benefits of up to 80% of Base Pay; and (iii) the Executive shall be entitled to no less than the following: four (4) weeks of vacation; five (5) personal days; (5) five sick days; and the Executive will not be required to work on or utilize vacation or personal days for all traditional and recognized Jewish holidays.

            (f) Stock Grant and Options. Upon execution of this Agreement, DSSI shall issue to the Executive or his designees, which may include one or more trusts, under the Company' 1994 Stock Incentive Plan, (i) 100,000 shares of the common stock of DSSI, as well as an additional 95,000 shares which shall vest in accordance with the following schedule:

            -------------------------------------------------------------------
            Vesting Date                                       Number of Shares
            -------------------------------------------------------------------
            2nd Year Anniversary of the Date Hereof            31,666
            -------------------------------------------------------------------
            3rd Year  Anniversary of the Date Hereof           31,667
            -------------------------------------------------------------------
            4th Year Anniversary of the Date Hereof            31,667
            -------------------------------------------------------------------

and (ii) options (the "Options") to purchase 305,000 shares of the common stock of DSSI in accordance with the 1994 Stock Incentive Plan, and subject to the following vesting schedule:

            --------------------------------------------------------------------
            Vesting Date                                       Number of Options
            --------------------------------------------------------------------
            24 Month Anniversary of the Date Hereof            105,000
            --------------------------------------------------------------------
            30 Month Anniversary of the Date Hereof            100,000
            --------------------------------------------------------------------
            42 Month Anniversary of the Date Hereof            100,000
            --------------------------------------------------------------------

The Options shall expire on January 1, 2014 subject to earlier termination upon termination of employment of the Executive, in which event the Options shall terminate no earlier than twelve (12) months subsequent to the termination of employment of the Executive, other than in the event of a Termination for Cause (as defined in Section 7 hereof), in which event the Options shall terminate three (3) months subsequent to the termination of employment of the Executive. In the event of a Change of Control (as defined in Section 6(c) all stock grants and option grants pursuant to this Section 5(f) shall become immediately fully vested.

            (g) Unused Vacation. All unused vacation will accrue from year to year.

SECTION 6. TERMINATION FOR DEATH OR DISABILITY; TERMINATION BY THE EXECUTIVE.

            (a) If the Executive is incapacitated or disabled by accident, sickness or other cause so as to render him mentally or physically incapable of performing the services required to be performed by him under this Agreement for


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

a period of 180 days or longer (whether consecutively or in the aggregate) during any twelve-month period (such condition being herein referred to as a "Disability"), prior to the Executive resuming the performance of his duties as contemplated herein, the Company may terminate the employment of the Executive under this Agreement and upon such termination the Executive's employment hereunder shall terminate.

            (b) If the Executive dies during the Term, his employment hereunder shall be deemed to terminate as of the date of his death.

            (c) If there is a Change of Control, and within one (1) year thereafter the Executive shall have delivered a notice to the Company of the termination of his employment hereunder, Executive's employment hereunder shall be deemed to terminate as of the date of delivery of such notice to the Company. As used herein, the term "Change of Control" shall mean the occurrence with respect to the Company or DSSI, as the case may be, of any of the following events:

                  i. An acquisition of any voting securities of the Company or DSSI (as the case may be, the "Voting Securities") by any "Person" (as the term Person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the combined voting power of the then outstanding Voting Securities; provided that prior to such acquisition such Person had Beneficial Ownership of less than 50% of the then outstanding Voting Securities;

                  ii. The individuals who, as of the date hereof, are members of the Board of DSSI (as the case may be, the "Incumbent Board"), cease for any reason to constitute at least a majority of such Board; provided, however, that if the election or nomination for election by the Company's or DSSI's, as the case may be, stockholders of any new director was approved by a vote of at least a majority of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if (A) such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest"), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, or (B) such individual was designated by a Person who has entered into an agreement with the Company or DSSI, as the case may be, to effect a transaction described in subsection (c)(ii)(A)(1) or (c)(ii)(A)(3) below; or (iii) approval by stockholders of the Company or DSSI, as the case may be, of:

                  (A) A merger, consolidation or reorganization involving such company, unless,


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

                        (1) the stockholders of the Company or DSSI, as the case may be, immediately before such merger, consolidation or reorganization, own, directly or indirectly, immediately following such merger, consolidation or reorganization, at least a majority of the combined voting power of the outstanding Voting Securities of the corporation (the "Surviving Corporation");

                        (2) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least a majority of the members of the board of directors of the Surviving Corporation; and

                        (3) no Person (other than any Person who, immediately prior to such merger, consolidation or reorganization, had Beneficial Ownership of a majority or more of the then outstanding Voting Securities) has Beneficial Ownership of a majority or more of the combined voting power of the Surviving Corporation's then outstanding Voting Securities.

                  (B) A complete liquidation or dissolution of such company; or

                  (C) An agreement for the sale or other disposition of all or substantially all of the assets of such company to any Person.

Notwithstanding the foregoing, a Change of Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted percentage of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company or DSSI, as the case may be, which, by reducing the number of Voting Securities outstanding, increased the proportional number of shares Beneficially Owned by the Subject Person; provided that if a Change of Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company or DSSI, as the case may be, and after such share acquisition by the Company or DSSI, as the case may be, the Subject Person becomes the Beneficial Owner of any additional Voting Securities Beneficially Owned by the Subject Person, then a Change of Control shall be deemed to have occurred.

            (d) If the Company shall have breached a material provision of this Agreement (including, but not limited to, the Company significantly diminishing the Executive's his position, duties, authority, or responsibilities or the Company's breach of its obligations under Section 5 hereof), and such breach remains uncured for ten (10) calendar days after the notice thereof is delivered to the Company, than the Executive's employment hereunder shall be deemed terminated by the Executive upon the expiration of such 10-day cure period.


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

SECTION 7. TERMINATION BY THE COMPANY FOR CAUSE. The Company may terminate the Executive's employment hereunder for "Cause" (a "Termination for Cause") and upon such termination the Executive's employment hereunder shall be deemed to terminate upon the delivery to the Executive of the notice thereof. For purposes of this Agreement, "Cause" shall be limited to the Executive's (i) willful or gross misconduct in performing his duties on behalf of the Company or its subsidiaries or affiliates (including misconduct or fraud which results in material financial injury to the Company), or (ii) misappropriation of funds, properties or assets of the Company (including its subsidiaries and affiliates).

SECTION 8. EFFECT OF TERMINATION OF EMPLOYMENT OR NON-RENEWAL.

            (a) Upon the termination of the Executive's employment hereunder pursuant to Section 6(a) or 6(b) hereof, neither the Executive nor his beneficiary or estate shall have any further rights or claims against the Company under this Agreement, except (i) to receive payment from the Company to Executive (or his estate) of Base Salary and a pro rata portion of his Bonus through the date of Termination, and (ii) all grants pursuant to Section 5(f) hereof will immediately vest and shall be exercisable in accordance with Section 5(f) hereof.

            (b) If this Agreement is not renewed after the Initial Term or any Renewal Term, the Executive shall have no further rights or claims against the Company under this Agreement, except to receive payment from the Company of a lump sum equal to the Base Salary and Bonus provided in Sections 5(a) and 5(b) for a period of one (1) Contract Year from the date of such Termination; and
(ii) all grants pursuant to Section 5(f) hereof will immediately vest and shall be exercisable in accordance with Section 5(f) hereof. In such case, the Base Salary and Bonus required to be paid hereunder shall be equivalent to that paid or payable for the Contract Year in which such Termination occurred.

            (c) Upon a Termination for Cause, the Executive shall have no further rights or claims against the Company under this Agreement except to receive the payment of his Base Salary through the effective date of Termination for Cause.

            (d) If the Company shall terminate Executive's employment during the Term of this Agreement other than for Cause or the Executive shall terminate his employment hereunder pursuant to Section 6(c) or 6(d) hereof, all grants of stock and options pursuant to Section 5(f) hereof shall immediately vest (and shall be exercisable in accordance with Section 5(f) hereof) and the Executive shall be entitled to an amount equal to:

                  (i) 2.9 times the  Executive's  then  current Base Salary plus
      (ii) 2.9 times the average of the Bonuses which have been paid to the Executive based upon the three prior years, or, if the Executive has been employed by the Company for less than three years, 2.9 times the average of the Bonuses granted based upon all prior years during which the Executive has been employed by the Company;

                  (ii) any unpaid  portion of the Base  Salary  provided  for in
      Section 5(a) (Base Salary), computed on a pro rata basis to the date of termination;


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

                  (iii) cash compensation equal to the product of (A) the number of days of accrued Vacation, if any, accumulated by the Executive to the effective date of termination divided by the total number of work days per annum multiplied by (B) the Base Salary and any adjustments which are in effect at the time of termination;

                  (iv) reimbursement for any expenses for which the Executive shall not have theretofore been reimbursed as provided in Section 5(c) (Reimbursement); and

                  (v) any other compensation and benefits as may be provided in accordance with the terms and provisions of any applicable plans or programs, if any, of the Company or any subsidiary of the Company on a pro rata basis to the date of termination.

            (e) In the event of any termination of employment under this Agreement, the Executive shall be under no obligation to seek other employment or to mitigate damages, and there shall be no offset against any amounts due to the Executive under this Agreement on account of any remuneration attributable to any subsequent employment that would not constitute a breach of the covenant set forth in Section 9 (Non-Competition; Non-Disclosure of Information) hereof that the Executive may obtain. Any amounts due are in the nature of severance payments, or liquidated damages, or both, and are not in the nature of a penalty.

SECTION 9. NON-COMPETITION; NON-DISCLOSURE OF INFORMATION.

            (a) The Executive shall not during the Initial Term and any Renewal Term, and for a period of one (1) year following the end of the Initial Term and any Renewal Term (or earlier termination of the employment relationship for whatever reason): (i) directly or indirectly engage in any Competitive Business (as defined below), whether such engagement shall be as an employee, employer, owner, consultant, partner or other participant in any Competitive Business,
(ii) assist others in engaging in any Competitive Business in the manner described in the foregoing clause (i), (iii) induce employees of the Company or any of its subsidiaries or affiliates to terminate their employment with the Company or any of its subsidiaries or affiliates and accept employment in a competitive business or engage in any Competitive Business or (iv) solicit customers or vendors of the Company or any of its subsidiaries or affiliates to alter or terminate their business relationship with the Company or any of its subsidiaries or affiliates; provided, however, that the Executive may own directly or indirectly, solely as a passive investment, securities of any Competitive Business traded on any national securities exchange or quotation system if the Executive is not a controlling person of, nor a member of a group which controls such person and does not, directly or indirectly, own 5% or more of any class of securities of such person. As used herein, the term "Competitive Business" shall mean the business of re-selling Hewlett-Packard, Dell Computer and IBM hardware in New York, New Jersey and Los Angeles, California.

            (b) The Executive understands that the foregoing restrictions may limit his ability to earn a livelihood in a Competitive Business, but he nevertheless believes that he has received and will receive sufficient consideration and other benefits (including stock option grants) in connection with his employment to clearly justify such restrictions. Nothing contained


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

herein shall prohibit the Executive from engaging in a business that is not a Competitive Business, as long as he remains otherwise in compliance with this Agreement.

            (c) Anything contained in this Section 9 to the contrary notwithstanding, the enforceability of the provisions hereof by the Company against Executive shall be entirely conditioned and dependent upon the observance by the Company of its obligations to Executive hereunder including the payment by Company to Executive of all amounts provided under subparagraph 5(a), 5(b), 8(a) and 8(b).

            (d) The Executive agrees that he will not, at any time during or after the Term, disclose to any person, firm, corporation or other entity, except as required by law, a court of competent jurisdiction, or any recognized subpoena power, or to prosecute claims under this Agreement, any secret or confidential information not already in, available to or known by the public domain concerning the business, clients or affairs of the Company or any subsidiary or affiliate thereof for any reason or purpose whatsoever other than in furtherance of the Executive's work for the Company or any subsidiary or affiliate thereof nor shall the Executive make use of any of such secret or confidential information for his own purpose or for the benefit of any person, firm, corporation or other business entity except the Company or any subsidiary or affiliate thereof.

SECTION 10. MUTUAL NON-DISPARAGEMENT. In consideration of the foregoing provisions of this Agreement, each party agrees that it will not, directly or indirectly, make or cause others to make any statement or take any action that could reasonably be construed to be a false or misleading statement of fact or a libelous, slanderous or disparaging statement of or concerning the Executive, the Company, its subsidiaries, its affiliates, its businesses or its employees, officers, directors, agents, consultants or stockholders.

SECTION 11. ENFORCEMENT. It is the desire and intent of the parties hereto that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated to be invalid or unenforceable, such provision shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such amendment to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made; provided, however, that if any one or more of the provisions contained in this Agreement shall be adjudicated to be invalid or unenforceable because such provision is held to be excessively broad as to duration, geographical scope, activity or subject, such provision shall be deemed amended by limiting and reducing it so as to be valid and enforceable to the maximum extent compatible with the applicable laws of such jurisdiction, such amendment to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made.


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

SECTION 12. REMEDIES; SURVIVAL.

            (a) Notwithstanding anything contained in this Agreement to the contrary, the provisions of this Agreement shall survive the expiration or other termination of the Term or this Agreement until, by their terms, such provisions are no longer operative.

            (b) It is understood and agreed that the provisions of Section 9 (Non-Competition; Non-Disclosure of Information) and Section 10 (Mutual Non-disparagement) of this Agreement are separate and distinct from any other agreement between the parties hereto. Accordingly, in the event of a breach of such provisions, the breaching party shall only be held responsible for damages arising under such provisions and not for any damages which may be claimed to arise under or with respect to any other agreement that is not separately breached.

SECTION 13. KEY PERSON INSURANCE. The Company may, for its own benefit, in its sole discretion, maintain "key-person" life and disability insurance policies covering the Executive. The Executive will cooperate with the Company and provide such information as the Company may reasonably request in connection with the Company's obtaining and maintaining such policies.

SECTION 14. NOTICES. Except as otherwise expressly provided in this Agreement, any notice, request, demand, statement, authorization or consent made hereunder shall be in writing and shall be (a) hand delivered or (b) sent by facsimile followed by receipted U.S. Express Mail or a reputable nationwide private overnight courier service for delivery on the next business day, and shall in any case be deemed given when first received at the following addresses:

            If to the Executive:

            Shlomie Morgenstern
            4 Shalvah Place
            Monsey, New York 10952
            Facsimile: 201-529-3163

            with a copy to:
            Edward Burnbaum, Esq.
            Burnbaum, Edward
            Novack, Burnbaum & Crystal, P.C.
            300 East 42nd Street
            New York, New York  10017
            Facsimile: (212) 986-2907


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

            If to the Company or DSSI:

            c/o DSSI
            200 Route 17
            Mahwah, New Jersey 07430
            Attention: Chief Executive Officer
            Facsimile: 201-529-3163

            with a copy to:

            Keith Moskowitz, Esq.
            Ehrenreich Eilenberg & Krause LLP
            11 East 44th Street, Suite 1700
            New York, New York 10017
            Facsimile: 212-986-2399

SECTION 15. BINDING AGREEMENT. This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees and devisees. If the Executive should die while any amount would still be payable to him hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the beneficiary designated by the Executive in a writing delivered to the Company, or if there be no such designated beneficiary, to his estate.

SECTION 16. GOVERNING LAW; JURISDICTION. This Agreement shall be governed by the laws of the State of New York, without regard to conflicts of laws principles thereof. All disputes arising out of or relating to this Agreement shall be subject to the non-exclusive jurisdiction of the state and federal courts in New York City, New York to which the parties irrevocably submit. Notwithstanding this Section 16, either party may commence proceedings or seek remedies before the courts or any competent authority of any country for interim or interlocutory remedies in relation to any breach of this Agreement.

SECTION 17. WAIVER OF BREACH. The waiver by either party of a breach of any provision of this Agreement by the other party must be in writing and shall not operate or be construed as a waiver of any subsequent breach by such other party.

SECTION 18. ENTIRE AGREEMENT; AMENDMENTS; EXECUTION. This Agreement contains the entire agreement between the parties with respect to the subject matter contained herein and supersedes all prior agreements or understandings among the parties with respect thereto. This Agreement may be amended only by an agreement in writing signed by the parties hereto. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original document but all of which shall constitute but one agreement.

SECTION 19. SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 20. ASSIGNMENT. With respect to the Executive, this Agreement is personal in its nature and the Executive shall not assign or transfer this Agreement or any rights or obligations hereunder. This Agreement and its rights and obligations herein shall inure to the benefit of, and be binding upon, each successor of the Company, whether by merger, consolidation, recapitalization, transfer of all or substantially all assets, or otherwise.

SECTION 21. GUARANTEE. DSSI, by its execution of this Agreement hereunder, in consideration of the benefits and advantages which accrue and will accrue to it as the parent of the Company, and in consideration of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, does unconditionally guarantee the performance of all of the duties and obligations of the Company set forth in this Agreement.

IN WITNESS WHEREOF, the parties have duly executed this Employment Agreement on August 19, 2004 with an effective date as of January 1, 2004.

/s/ SHLOMIE MORGENSTERN
-------------------------------------
SHLOMIE MORGENSTERN

DATABIT INC.


By: /s/ Alice Knoll
   ----------------------------------
   Name:  Alice Knoll
   Title: Treasurer

DATA SYSTEMS & SOFTWARE INC.


By: /s/ Yacov Kaufman
   ----------------------------------
   Name:  Yacov Kaufman
   Title: Vice President and Chief Financial Officer


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